January 19, 2021 Fourth Quarter 2020 Financial Review

2 Forward-Looking Statements; Use of Non-GAAP Financial Measures Forward Looking Information These materials include “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements. Without limiting the foregoing, the words “forecasts,” “targets,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in these materials. Important risk factors that may cause such material differences include, but are not limited to, the effects of the spread of the virus commonly referred to as the coronavirus or COVID-19 (and other potentially similar pandemic situations) and associated impacts on general economic conditions on, among other things, our customers’ ability to make timely payments on obligations, fee income revenue due to reduced loan origination activity and card swipe income, operating expense due to alternative approaches to doing business, and so forth; the Bank’s ability to meet operating leverage goals; the rate of change of interest-sensitive assets and liabilities relative to changes in benchmark interest rates; the ability of the Bank to upgrade its core deposit system and implement new digital products in order to remain competitive; risks associated with information security, such as systems breaches and failures; and legislative, regulatory and economic developments. These risks, as well as other factors, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https:// www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637. We caution you against undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except as may be required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. Use of Non-GAAP Financial Measures: This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

✓ Earnings and Profitability: ▪ $1.66 diluted earnings/share compared to $1.01 in 3Q20 ▪ $0.09/share benefit from credit valuation adjustment on client- related interest rate swaps (“CVA”) and securities gains ▪ $0.31/share benefit from the negative provision for credit losses, compared to the $0.25/share adverse impact from the positive provision for credit losses in the prior quarter ▪ $299 million Pre-Provision Net Revenue ▪ $280 million Adjusted PPNR(1), up 5% compared to 3Q20 ▪ ($67) million provision for credit loss, down from $55 million in 3Q20 ▪ $275 million: Net Income Applicable to Common, up from $167 million in the prior quarter ▪ $15 million: after tax benefit from CVA and securities gains ✓ Capital Strength: ▪ 10.8% Common Equity Tier 1 Ratio (CET1), up from 10.4% in 3Q20 ▪ 12.3% (CET1+Allowance for Credit Losses) / Risk-Weighted Assets 3 Fourth Quarter 2020 Financial Highlights Vs. 3Q20, strength in earnings due to reserve release, strengthening in capital ratios, credit quality stable to improved Note: For the purposes of comparison in this presentation, we generally use linked-quarter ("LQ"), due to that being the preferred comparison for professional investors and analysts. (1) Adjusted for items such as severance costs, restructuring costs, other real estate expense, pension termination-related expense, securities gains and losses and debt extinguishment costs. (2) The ACL of $835 million includes ~$1 million for PPP loans. See Appendix for GAAP to non-GAAP reconciliation tables. ✓ Credit quality (excluding PPP Loans): ▪ Stability in problem loans, improved net charge-offs ▪ 0.80%: ratio of NPAs+90 days past due / Loans and leases and OREO, flat when compared to 3Q20 ▪ 3.4%: Classified loans / total loans, flat when compared to 3Q20 ▪ 0.5%: Loans actively in deferral due to COVID-19 dropped by more than 90% from the peak in 2Q20 ▪ 13 basis points: net charge-offs (annualized) ▪ Decrease in the allowance for credit loss (“ACL”), reflecting the improvement in economic activity since the start of the COVID-19 pandemic in 1Q20 ▪ ACL was $835 million2 or 1.74% of non-PPP loans ▪ Allowance for Oil and Gas loans: 4.8% of non-PPP O&G loans

4 2020 Key Performance Indicators Although bottom line results fluctuated significantly in 2020 due to provision expense, core Adjusted PPNR was relatively stable $4.08 $4.16 $3.02 2018 2019 2020 Diluted Earnings Per Share 1.33% 1.17% 0.71% 2018 2019 2020 Return on Assets $1,132 $1,162 $1,143 2018 2019 2020 Adjusted Pre-Provision Net Revenue(1) 59.6% 59.5% 59.4% 2018 2019 2020 Efficiency Ratio(1) $884 $816 $539 2018 2019 2020 Net Income ($ millions) ($ millions) -0.04% 0.08% 0.22% 2018 2019 2020 Net Charge Offs / Avg Loans (Excluding PPP) Note: (1) See Appendix for GAAP to non-GAAP reconciliation tables. 2020 PPNR includes the net benefit of the PPP Round 1 loans but also does not remove the one-time charitable contribution of $30 million.

$0.97 $0.04 $0.34 $1.01 $1.66 4Q19 1Q20 2Q20 3Q20 4Q20 Diluted Earnings Per Share Notable Items: ▪ 4Q20: $0.09 per share benefit from securities gains and credit valuation adjustment on client-related interest rate swaps (“CVA”) ▪ 3Q20: ▪ $0.14 per share adverse impact from one-time charitable contribution related to PPP lending activity ▪ $0.06 per share gain on CVA and securities gains ▪ 2Q20: ▪ $0.13 per share adverse impact from pension termination-related expense ▪ $0.07 per share adverse impact from a negative CVA and securities losses ▪ 1Q20: $0.07 per share adverse impact from a negative CVA and securities losses ▪ 4Q19: ▪ $0.04 adverse impact from the resolution of a self- identified operational issue ▪ $0.03 per share gain on CVA and securities gains 5 Vs. 3Q20, EPS positively impacted by reduced provision for credit losses and increased fee income Diluted Earnings per Share

Adjusted Pre-Provision Net Revenue 6 Adjusted PPNR increased from 3Q20 as 3Q20 had a large charitable contribution expense (1) Adjusted for items such as severance, restructuring, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. Notable Items: ▪ 3Q20: $30 million adverse impact from a one-time charitable contribution related to PPP lending activity ▪ 4Q19: $10 million adverse impact from the resolution of a self-identified operational issue $275 $299 $300 $267 $280 $4 $258 $168 $55 -$67 -$100 -$50 $0 $50 $100 $150 $200 $250 $300 4Q19 1Q20 2Q20 3Q20 4Q20 Adjusted pre-provision net revenue (PPNR) Provision for Credit Losses Adjusted PPNR(1) and Provision for Credit Losses ($ millions)

1.04% 0.08% 0.35% 0.89% 1.41% 4Q19 1Q20 2Q20 3Q20 4Q20 11.80% 0.41% 3.81% 10.96% 17.80% 4Q19 1Q20 2Q20 3Q20 4Q20 Balance Sheet Profitability 7 Zions’ profitability in 4Q20 improved primarily due to the significant decline in the provision for credit losses Return on Assets Return on Tangible Common Equity

Round 2 – PPP 2.0: ▪ December 21, 2020: $284B authorized by the Consolidated Appropriations Act ▪ As of January 18, 2021: Processing more than 20,000 applications ▪ PPP 2.0 preparations: What is different this time?: ▪ Banker and technology optimized for 1/13/21 launch ▪ Consistent marketing and banker contact since June 30, 2020 ▪ Brand campaign in all markets featuring PPP 1.0 customer testimonials ▪ Digital outreach to 47,000+ PPP customers regarding services available ▪ Focused call program for 14,000 new-to-bank and 33,000 existing customers ▪ Since December 21, 2020 congressional approval of PPP 2.0 ▪ Multiple digital educational communications to ~ 200,000 customers ▪ Contacted 95% of 3,000 customers who used other banks for PPP ▪ Some banks choosing not to participate in PPP 2.0 Success Story: Summary of Paycheck Protection Program 8 PPP market leading comparative success a result of linking 1,500 frontline bankers with agile technology deployment (1) Source: Internal and S&P Global U.S. deposit market share as of 2019, including foreign banks doing business in the U.S., as well as credit unions; Source of SBA data is the SBA PPP Report. (2) Through December 31, 2020 Round 1 - PPP 1.0: ▪ Zions ranked 9th in PPP originations versus ranked 37th in U.S. Deposit Market Share(1) ▪ Performance represented 1/3 to 1/2 the levels originated by the top three banks ▪ Helped 47,000+ small businesses (14,700 new-to-bank customers) with nearly $7 billion in funds ▪ Significant portion of funding still in customer deposit accounts ▪ Forgiveness ▪ ~9,900 ($1.3 billion) approved by SBA ▪ ~29,000 loans ($540 million ) less than $50,000 qualify for streamlined processing

Success Story: PPP 1.0 – Building Relationships

Zions is experiencing excellent success in strengthening relationships with PPP customers

- **~30 % of PPP 1.0 loans were new-to-bank customers**

PPP 1.0 Loan Recipients	Post PPP 1.0		PPP Loan Funding Remaining in Account (12/31/2020)	Pre- PPP 1.0 Relationship
	New Loans	New Services		
Existing Customers (32,500)	$285 million ~1,200 loans	14,000	~50%	Deposits ~$3.8 billion Loans ~$3.6 billion
New-to-bank Customers (14,700)	$65 million ~500 loans	4,700 30% actively using DDA	~25%	Not Applicable

- **14,700 "new-to-bank" PPP 1.0 recipients represent approx. one year of new client acquisition based on historical trends**
- **Strengthened banker interactions on 80% of the 32,500 customers receiving PPP loans**
- **New loans averaging greater than PPP average loan**
- **Pace of new loans or services initiated will be thoughtful as relationship knowledge matures**

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10 Success Story: Mortgage Banking Successes amid COVID-19 pandemic: very strong mortgage revenue 2019 ▪ Roll-out 2020 ▪ Enhanced Digital Fulfillment Process ▪ 87% of all applications taken digitally ▪ 25% reduction in turn-time allowing for record unit production 4Q20 ▪ Third straight strong funding quarter of more than $800 million ▪ Total pipeline is up more than 60% over same period last year ▪ Strong revenue increase combined with modest increase in operating expense ▪ Underwriting metrics remain strong: ▪ FICO: average 769 ▪ LTV: average 67% ▪ DTI: average 31% 31% 38% 40% 59% 47% 4Q19 1Q20 2Q20 3Q20 4Q20 Record Mortgage Funding HFI HFS $791 million $843 million ($ millions) $4.3 $14.0 $12.9 $17.5 $9.6 4Q19 1Q20 2Q20 3Q20 4Q20 Loan Sales Revenue

11 Credit Quality Ratios Zions entered the COVID-19 economic downturn with very clean credit quality Key Credit Metrics: ▪ Classified loans/loans: 3.4% ▪ NPAs+90(1)/loans + OREO: 0.80% ▪ Annualized net loan losses: ▪ 0.13% of average loans in 4Q20 ▪ 0.22% net charge-offs of average loans over the last 12 months Allowance for credit losses: ▪ 1.7% of total loans and leases ▪ $834 million of ACL ex-PPP loans ▪ $1 million of ACL for PPP loans ▪ 4.8% of oil & gas related of balances ($104 million) (1) Nonperforming assets plus loans that were ≥ 90 days past due. Note: Net Charge-offs/Loans ratio is annualized for all periods shown Nonperforming assets and classified loan ratios were averaged for the full year numbers, rather than using period-end ratios Credit Quality 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2008Y 2009Y 2015Y 2016Y 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 NCOs / Loans (annualized) Classified / Loans NPAs +90/ Loans + OREO ACL / Loans ≈ ≈ Global Financial Crisis Oil & Gas Downturn Covid-19 Pandemic All Ratios Exclude PPP Loans

Deferrals and Delinquencies: A Positive Outcome Thus Far 12 Deferrals have receded from the 2Q20 high by more than 90%; nonaccrual and delinquency rates remain stable 6.3% 0.6% 0.5% 6/30/2020 9/30/2020 12/31/2020 Total Deferrals relative to total non-PPP loans 0.03% 0.02% 0.03% 0.70% 0.76% 0.76% 6/30/2020 9/30/2020 12/31/2020 Accruing 90+ Days Past Due Nonaccruals Loans 90+ Days Past Due relative to total non-PPP loans

Select Sub-Industries with Elevated Risk Related to COVID-19

COVID-19 Elevated Risk loans are less than 10% of total loans and have strong collateral coverage

COVID-19 Elevated Risk Loans:

$4.0 billion (8.4%) of 4Q20 non-PPP loan balances



$ billions
CRE Retail
$1.12
CRE Hotel-Motel
$0.62
CI Ent. Rec.
$0.44
CI Tech Telecom Media
$0.44
CI Retail
$0.39
CI Transportation
$0.37
CI Csmr Svc
$0.25
CI Real Estate Construction
$0.2
CI Food Bev Mfg WS
$0.16
CI Cml Svc
$0.04

CRE = Commercial Real Estate; C&I = Commercial and Industrial

- Portions of broad industry groups with significant growth in criticized rates during 1H20
- COVID-19 Elevated Risk portfolio strengths:
  - Strong collateral coverage with **98% secured**
  - Greater proportion of customers received PPP (25% received PPP through Zions) and other stimulus
- COVID-19 Elevated Risk portfolio weaknesses:
  - Greater deferral and problem loan ratios
  - Some sectors (e.g. restaurants) struggled prior to COVID-19

COVID-19 Elevated Risk Loans Compared with All Other Lending
(% of 4Q20 non-PPP loan balances)

December 31, 2020	COVID-19	Oil & Gas	Other
Percent of Total Non-PPP Loans	8.4%	4.3%	87.3%
Under Payment Deferral	29%	2%	6%
PPP thru ZION	25%	13%	13%
Secured by non-RE	31%	85%	25%
Real Estate Secured	67%	10%	67%
Median LTV	53%	58%	59%
LTV >90%	3%	0%	1%

Loan to value (LTV) uses the Dec. 31, 2020 commitment and the most recent appraisal

(1) C19ER select industries with the most criticized loans include within broad industry groups: regional and neighborhood shopping centers (excludes standalone structures), advertising/marketing, other telecommunications, motion picture/video, full-service restaurants/bars, amusement parks, sports teams, sporting goods, passenger airlines, museums, daycare, real estate agents, hotel operations, bakeries, hazardous waste.

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Additional Recent Trends In Loan Balance, Credit Quality and Line Utilization 14 In 4Q, Zions experienced generally stable credit quality trends outside of COVID-19 Elevated Risk and Oil and Gas loans (excluding PPP loans) Loan Balances by Portfolio and Weighted Average Risk Grades $4.2 $4.3 $4.2 $4.1 $4.0 $ 2 .5 $ 2 .5 $ 2 .5 $ 2 .2 $ 2 .1 $42.1 $43.2 $41.9 $41.7 $41.8 4.0 5.0 6.0 7.0 8.0 9.0 10.0 4Q19 1Q20 2Q20 3Q20 4Q20 W e ig h te d A v e ra g e R is k G ra d e COVID-19 Oil & Gas Other 3 8 .9% 4 3 .3% 3 4 .1% 2 9 .1% 2 8 .4% 4 7 .3% 5 0 .4% 5 1 .0% 4 8 .9% 4 7 .5% 3 7 .9% 4 1 .8% 3 6 .3% 3 4 .6% 3 4 .6% 4Q19 1Q20 2Q20 3Q20 4Q20 Line Utilization Rates(1) Utilization rates have receded from their Q1 peaks in both COVID-19 and other portfolios Negative grade migration is more pronounced within COVID-19 portfolios 3.1% 4.2% 12.3% 13.1% 13.8% 2 .2% 3 .4% 9 .1% 1 1 .4% 1 3 .3% 1.5% 1.4% 1.8% 2.0% 1.9% 1.62% 1.93% 1.55% 2.19% 2.20% 0 .7 2% 0 .6 6% 2 .8 9% 3 .4 3% 3 .1 0% 0.37% 0.40% 0.48% 0.53% 0.50% 4Q19 1Q20 2Q20 3Q20 4Q20 COVID-19 Oil & Gas Other Classified (larger ratio) and Nonaccruals (smaller ratio) 1.18% 0.22% 1.97% 1.66% 0.00% 0 .5 6% 0 .1 0% 0 .0 3% 3 .5 3% 2 .2 3% 0.00% 0.02% 0.09% 0.12% 0.03% 4Q19 1Q20 2Q20 3Q20 4Q20 Net Charge-offs/Loans (1) Line Utilization refers to revolving loans only. Net charge-offs are annualized ratios.

Allowance for Credit Loss ("ACL")

Reserve decrease from 3Q20 reflects portfolio changes and a slight improvement in credit quality

Allowance for Credit Loss



ACL (%)
ACL (%) ex-PPP
($ millions)
1.08
526
1.56
777
1.88
1.66
914
1.91
1.68
917
1.74
1.56
835
1/1/20 CECL
1Q20
2Q20
3Q20
4Q20

The change in 4Q20 ACL from 3Q20 reflects:

- Economic improvement in line with previous quarter's estimates
- Modest improvement in credit quality
- Change in portfolio mix, portfolio aging, pay downs, and decreased utilization

CECL Economic Forecast Assumptions

- Probability weighting of four economic scenarios
- Reasonable and supportable forecast period: 12 months; reversion to long-term average: 12 months
- Economic factors vary depending upon the type of loan, but include various combinations of national, state, and MSA-level forecasts for variables such as unemployment, real estate price indices, energy prices, GDP, etc.
- Currently the Base scenario shows steady economic improvement through 2022

QoQ Change in ACL



917
-3
Changes to economic forecasts
-20
Changes in credit quality
Changes in specific reserves
-59
New loans & renewals
Portfolio mix
Aging of existing loans
Draws, pay-offs, etc.
835
3Q20
Forecasts
Credit Quality
Portfolio Changes
4Q20

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Net Interest Income

Changes in interest rates and balance sheet composition impact net interest income performance

Net Interest Income



Net Interest Margin
($ millions)
$559
$548
$563
$555
$550
3.46%
3.41%
3.23%
3.06%
2.95%
4Q19
1Q20
2Q20
3Q20
4Q20

Net Interest Margin

Average money market investments increased to 7.2% of interest-earning assets in 4Q20, compared with 4.3% in the 3Q20, which had a nine basis point LQ dilutive effect on net interest margin.



3Q20
4Q20
3.06%
MM and Securities
-0.14%
Loan Yields
0.00%
0.03%
Interest Bearing Deposits
0.00%
Wholesale and Noninterest Bearing Sources of Funds
2.95%

MM = Money Market investments. Capitalized interest income net of costs for PPP loan originations was $102 million, to be amortized over the remaining life (~4.25 years) or when loans pay down, pay off, or are forgiven by the SBA.

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4.56% 4.42% 3.83% 3.68% 3.71% $25,000 $30,000 $35,000 $40,000 $45,000 $50,000 $55,000 $60,000 $65,000 $70,000 $75,000 4Q19 1Q20 2Q20 3Q20 4Q20 Average Total Loans Excluding PPP Loans, Yield: 3.74% in 4Q20 Average PPP Loans, Yield: 3.50% in 4Q20 Average Loan and Deposit Growth Average Total Loans Loan Yields Average Total Deposits Cost of Total Deposits 17 Average non-PPP loans declined slightly in 4Q20 compared to 3Q20, although period-end non-PPP loans were stable. Deposit growth remained very strong. 0.44% 0.36% 0.15% 0.11% 0.08% $25,000 $30,000 $35,000 $40,000 $45,000 $50,000 $55,000 $60,000 $65,000 $70,000 $75,000 4Q19 1Q20 2Q20 3Q20 4Q20 ($ millions) ($ millions)

1.81% 2.06% 2.35% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Through end of 2021 2022 2023-2024 Swaps Maturing Average Receive Fixed Rate (R-Axis)$ millions 4 7% 1 2% 1 0% 8% 1 2% 1 1% 3 2% 1 2% 1 4% 9% 2 2% 1 1% ≤ 3m 4-12m 1-2 yrs 2-3 yrs 3-5 yrs > 5 yrs P e rc e n t o f Lo a n s Loans: Rate Reset and Cash Flow Profile Loans After Hedging Interest Rate Sensitivity 18 The low and relatively flat interest rate environment and surge in deposits has resulted in increased asset sensitivity Source: Company filings and S&P Global; “Prior Fed Cycle” refers to 3Q15-2Q19, reflecting the lag effect of deposit pricing relative to Fed Funds rates. The “Current Fed Cycle” begins in 3Q19 to present. (1) 12-month simulated impact of an instantaneous and parallel change in interest rates. Loans are assumed to experience prepayments, amortization and maturity events, in addition to interest rate resets in the bottom-right chart. The loan and securities portfolios have durations of 2.0 and 2.8 years, respectively. (2) Text boxes Indicate the current net interest income contributions from the swaps set to mature each year ▪ Interest rate sensitivity reduced through interest rate hedges(2): ▪ $5.8B “in-the-money” floors embedded in loans ▪ $2.5B in securities purchases in 4Q20 with an average yield of 1.29% -3% 9% 18% −100 bps +100 bps +200 bps Net Interest Income Sensitivity (1) ● A ss u m e d ● H is to ri ca l In the down 100 scenario, models assume rates do not fall below zero 18% 20% 17% 15% 1% Prior Fed Cycle (+225 bps) Current Fed Cycle (-225 bps) +200 bps +100 bps −100 bps Total Deposit Betas $0.5 million $46 million $15 million

$134 $143 $130 $139 $139 4Q19 1Q20 2Q20 3Q20 4Q20 Customer-related fee income was stable from the prior quarter due to: ▪ Slightly improved revenue in commercial, card, and retail and business banking fees ▪ Loan related fees and income declined from 3Q20 due to mortgage banking activity ▪ Full year loan related fees were up 45% due to strength in mortgage banking activity ▪ Capital markets, Foreign Exchange, Wealth Management, and Trust increased 17%, attributable in part to improved interest rate swap sales and corporate trust services Noninterest Income 19 Customer-Related Fee Income (1) Total customer-related fee income was stable compared to 3Q20 (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the Noninterest Income table located in the earnings release. ($ millions)

$ 4 7 2 $ 4 0 8 $ 4 3 0 $ 4 4 2 $ 4 2 4 $ 4 3 5 $ 4 0 7 $ 4 0 2 $ 4 4 0 $ 4 2 3 4Q19 1Q20 2Q20 3Q20 4Q20 NIE (GAAP) Adjusted NIE (Non-GAAP) ($ millions) Noninterest Expense 20 Expense control remains a significant focus ▪ Total noninterest expense decreased 4% over the prior quarter ▪ Excluding the 3Q20 charitable contribution, total adjusted noninterest expense increased 3% over the prior quarter, predominately due to an increase to incentive compensation, which was the result of credit quality for 4Q20 and FY20 being better than expected at September 30, 2020. ▪ Notable items in: ▪ 3Q20: ▪ $30 million from one-time charitable contribution related PPP lending activity (not reflected in Adjusted NIE) ▪ 2Q20: ▪ $28 million of expense from termination of the defined benefit pension plan ▪ 4Q19: ▪ $22 million of severance costs ▪ $15 million of restructuring costs ▪ $10 million resolution of a self-identified operational issue (not reflected in Adjusted NIE) (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. Noninterest Expense (NIE) (1)

Financial Outlook (4Q 2021E vs 4Q 2020A) 21 Outlook Comments Slightly Increasing ▪ Slight to moderate growth activity in the next twelve months, excluding PPP loans Slightly Increasing ▪ Assumes benchmark rates generally consistent with the forward curve ▪ Excludes PPP loan income Slightly Increasing ▪ Customer-related fees excludes securities gains, dividends Generally Stable ▪ Expect FY21 total GAAP noninterest expense to be approximately stable with the FY20 GAAP noninterest expense ($1.70 billion) ▪ Improved confidence in the economic outlook combined with rising capital ratios may allow for more active capital management Customer-Related Fees Loan Balances Net Interest Income Capital Management Adjusted Noninterest Expense

▪ Financial Results Summary ▪ Loan Growth ▪ Oil & Gas Portfolio Credit Quality and Portfolio Details ▪ GAAP to Non-GAAP Reconciliation 22 Appendix

Financial Results Summary

Solid and improving fundamental performance

(Dollar amounts in millions, except per share data)	Three Months Ended December 31, 2020	 September 30, 2020	 June 30, 2020
Earnings Results:			
Diluted Earnings Per Share	$ 1.66	$ 1.01	$ 0.34
Net Earnings Applicable to Common Shareholders	275	167	57
Net Interest Income	550	555	563
Noninterest Income	166	157	117
Noninterest Expense	424	442	430
Pre-Provision Net Revenue - Adjusted [1]	280	267	300
Provision for Credit Losses	(67)	55	168
Ratios:			
Return on Assets[2]	1.41 %	0.89 %	0.35 %
Return on Common Equity[3]	15.3 %	9.4 %	3.3 %
Return on Tangible Common Equity[3]	17.8 %	11.0 %	3.8 %
Net Interest Margin	2.95 %	3.06 %	3.23 %
Yield on Loans	3.71 %	3.68 %	3.83 %
Yield on Securities	1.81 %	2.04 %	2.20 %
Average Cost of Total Deposits[4]	0.08 %	0.11 %	0.15 %
Efficiency Ratio [1]	60.2 %	62.2 %	57.3 %
Effective Tax Rate	20.9 %	18.6 %	19.5 %
Ratio of Nonperforming Assets to Loans, Leases and OREO	0.69 %	0.68 %	0.62 %
Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans	0.11 %	0.38 %	0.23 %
Common Equity Tier 1 Capital Ratio[5]	10.8%	10.4%	10.2%

(1) Adjusted for items such as severance, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.
(2) Net Income before Preferred Dividends or redemption costs used in the numerator
(3) Net Income Applicable to Common used in the numerator
(4) Includes noninterest-bearing deposits
(5) Current period ratios and amounts represent estimates

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ZIONS BANCORPORATION

Loan Growth - by Bank Brand and Loan Type

Period-End Year over Year Loan Growth (4Q20 vs. 4Q19)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	(494)	(558)	251	(157)	(22)	(110)	(58)	-	(1,148)
SBA PPP	1,379	1,114	1,330	574	500	379	296	-	5,572
Owner occupied	(28)	83	101	48	42	4	34	-	284
Energy (Oil & Gas)	12	(197)	(3)	(3)	-	11	(2)	-	(182)
Municipal	179	68	137	-	65	67	(6)	48	558
CRE C&D	85	171	(105)	39	(5)	(100)	49	-	134
CRE Term	(10)	(4)	388	(99)	38	109	(7)	-	415
1-4 Family	(208)	(168)	(63)	(83)	(49)	(59)	(1)	32	(599)
Home Equity	(101)	7	13	(39)	(41)	(8)	(3)	-	(172)
Other	(32)	(53)	11	7	(15)	(7)	(6)	-	(95)
Total net loans	**782**	**463**	**2,060**	**287**	**513**	**286**	**296**	**80**	**4,767**

Period-End Linked Quarter Loan Growth (4Q20 vs. 3Q20)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	Other	Total
C&I (ex-Oil & Gas)	159	(171)	65	(29)	48	(29)	(15)	-	28
SBA PPP	(334)	(215)	(276)	(147)	(108)	(97)	(61)	-	(1,238)
Owner occupied	5	34	5	19	(2)	(11)	(1)	-	49
Energy (Oil & Gas)	(15)	(111)	1	(1)	-	1	(1)	-	(126)
Municipal	89	38	12	(5)	48	53	(6)	16	245
CRE C&D	(6)	(13)	(64)	86	(8)	18	34	-	47
CRE Term	(22)	(40)	133	(49)	-	(3)	11	-	30
1-4 Family	(81)	(112)	(21)	(31)	(24)	(10)	-	39	(240)
Home Equity	(27)	7	9	(20)	(11)	(11)	1	-	(52)
Other	(9)	(9)	5	3	3	(3)	(2)	-	(12)
Total net loans	**(241)**	**(592)**	**(131)**	**(174)**	**(54)**	**(92)**	**(40)**	**55**	**(1,269)**

Note: National Real Estate (NRE) is a division of Zions Bank with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. "Other" loans includes municipal and other consumer loan categories. Totals shown above may not foot due to rounding.

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Oil & Gas (O&G) Credit Quality

Oil and gas loans account for $2.1 billion or 5% of total loans, excluding PPP Loans

All Ratios Exclude PPP Loans

Excluding PPP Loans and as of December 31, 2020:

- Annualized NCOs equaled 2.2% of loans
- Classified loans equaled 12.8% of loans
- Allowance for credit losses of $104 million or 4.8% of balances
- Approximately 68% of 2020 oil production hedged in the low-$50s and 77% of gas production in the mid $2s (natural gas)

Today vs. 2014-2016 downturn:

- Reduced concentration of energy services (67% decline in balances, 24 percentage point reduction of concentration in the energy portfolio)
- Underwriting on energy services has been much stronger
  - Less leverage
  - Replaced term loans with revolvers
- Fewer junior lien or subordinated debt behind Zions' loans going into this cycle



Oil and Gas
Key Credit Quality Ratios
35%
30%
25%
20%
15%
10%
5%
0%
-5%
4Q14
4Q15
4Q16
4Q17
4Q18
4Q19
1Q20
2Q20
3Q20
4Q20
Net Charge-offs / Loans
Classifieds / Loans
Nonperforming Assets / Loans

Note: Net Charge-offs/Loans ratio is annualized for all periods shown.

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▪ Oilfield Services, which accounted for bulk of charge offs in the last cycle, accounts for 17% of the portfolio versus 45% going into the previous cycle (Dec 2014) ▪ Major differences today vs. then: Stronger individual loan underwriting, but weaker capital markets support ▪ Allowance for credit losses of $104 million or 4.5% of balances, up from $77 million at December 31, 2019 Oil & Gas Portfolio 26Oil & Gas portfolio tracked with internal coding. Based on Internal Data as of Q42020 Portfolio Trends Significant realignment since downturn Distribution of Outstanding Balance by Energy Type Sector GCOs Recoveries NCOs Services 11.9% 2.7% 9.2% Upstream 5.9% 1.4% 4.5% Other 1.2% 0.9% 0.4% Total 7.5% 1.9% 5.7% Historical Loss Rates (2015Q1 – 2018Q4) 0 2 4 6 8 10 12 14 0 500 1,000 1,500 2,000 2,500 3,000 3,500 Dec-14 Dec-15 Dec-16 Dec-17 Dec-18 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Balance WARG 1st Quartile 3rd Quartile 42% 40% 34% 35% 18% 17% 6% 8% 0% 20% 40% 60% 80% 100% 4Q2019 4Q2020 Upstream Midstream Services Downstream

27 GAAP to Non-GAAP Reconciliation (Amounts in millions) 4Q20 3Q20 2Q20 1Q20 4Q19 Efficiency Ratio Noninterest expense (GAAP) (1) (a) $ 424 $ 442 $ 430 $ 408 $ 472 Adjustments: Severance costs 1 1 - - 22 Other real estate expense 1 - - - - Debt extinguishment cost - - - - - Amortization of core deposit and other intangibles - - - - - Restructuring costs (1) 1 - 1 15 Pension termination-related expense - - 28 - - Total adjustments (b) 1 2 28 1 37 Adjusted noninterest expense (non-GAAP) (a) - (b) = (c) 423 440 402 407 435 Net Interest Income (GAAP) (d) 550 555 563 548 559 Fully taxable-equivalent adjustments (e) 7 7 6 7 7 Taxable-equivalent net interest income (non-GAAP) (d) + (e) = (f) 557 562 569 555 566 Noninterest income (GAAP) (1) (g) 166 157 117 134 152 Combined income (f) + (g) = (h) 723 719 686 689 718 Adjustments: Fair value and nonhedge derivative income (loss) 8 8 (12) (11) 6 Equity securities gains (losses), net 12 4 (4) (6) 2 Total adjustments (i) 20 12 (16) (17) 8 Adjusted taxable-equivalent revenue (non-GAAP) (h) - (i) = (j) 703 707 702 706 710 Pre-provision net revenue (PPNR), as reported (h) – (a) $ 299 $ 277 $ 256 $ 281 $ 246 Adjusted pre-provision net revenue (PPNR) (j) - (c) $ 280 $ 267 $ 300 $ 299 $ 275 Efficiency Ratio (1) (c) / (j) 60.2% 62.2% 57.3% 57.7% 61.3%

GAAP to Non-GAAP Reconciliation

	$ In millions except per share amounts	4Q20	3Q20	2Q20	1Q20	4Q19
Pre-Provision Net Revenue (PPNR)						
(a)	**Total noninterest expense**	**$424**	**$442**	**$430**	**$408**	**$472**
	LESS adjustments:					
	Severance costs	1	1	-	-	22
	Other real estate expense	1	-	-	-	-
	Restructuring costs	(1)	1	-	1	15
	Pension termination-related expense	-	-	28	-	-
(b)	*Total adjustments*	*1*	*2*	*28*	*1*	*37*
(a-b)=(c)	**Adjusted noninterest expense**	**423**	**440**	**402**	**407**	**435**
(d)	Net interest income	550	555	563	548	559
(e)	Fully taxable-equivalent adjustments	7	7	6	7	7
(d+e)=(f)	Taxable-equivalent net interest income (TENII)	557	562	569	555	566
(g)	Noninterest Income	166	157	117	134	152
(f+g)=(h)	**Combined Income**	**$723**	**$719**	**$686**	**$689**	**$718**
	LESS adjustments:					
	Fair value and nonhedge derivative income (loss)	8	8	(12)	(11)	6
	Securities gains (losses), net	12	4	(4)	(6)	2
(i)	*Total adjustments*	*20*	*12*	*(16)*	*(17)*	*8*
(h-i)=(j)	**Adjusted revenue**	**$703**	**$707**	**$702**	**$706**	**$710**
(j-c)	**Adjusted pre-provision net revenue (PPNR)**	$280	$267	$300	$299	$275
Net Earnings Applicable to Common Shareholders (NEAC)						
(k)	Net earnings applicable to common	275	167	57	6	174
(l)	Diluted Shares	163,900	163,779	164,425	172,998	178,718
	GAAP Diluted EPS	1.66	1.01	0.34	0.04	0.97
	PLUS Adjustments:					
	Adjustments to noninterest expense	1	2	28	1	37
	Adjustments to revenue	(20)	(12)	16	17	(8)
	Tax effect for adjustments	5	3	(12)	(4)	(11)
	Preferred stock redemption	-	-	-	-	-
(m)	Total adjustments	(14)	(7)	32	14	18
(k+m)=(n)	**Adjusted net earnings applicable to common (NEAC)**	**261**	**160**	**89**	**20**	**192**
(n)/(l)	Adjusted EPS	1.59	0.98	0.54	0.12	1.07
(o)	Average assets	80,060	77,983	75,914	70,205	69,575
(p)	Average tangible common equity	6,150	6,063	6,016	5,910	5,852
Profitability						
(n)/(o)	Adjusted Return on Assets (annualized)	1.30%	0.82%	0.47%	0.11%	1.09%
(n)/(p)	Adjusted Return on Tangible Common Equity (annualized)	16.9%	10.6%	5.9%	1.4%	13.0%
(c)/(j)	Efficiency Ratio	60.2%	62.2%	57.3%	57.7%	61.3%

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